UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2012

99¢ ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (323) 980-8145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On January 13, 2012, pursuant to the Agreement and Plan of Merger, dated as of October 11, 2011 (the “Merger Agreement”), by and among 99¢ Only Stores (the “Company”), Number Holdings, Inc., a Delaware corporation (“Parent”), and Number Merger Sub, Inc., a California corporation and a subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving entity (the “Merger”).  As a result of the Merger, the Company became a subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock, no par value (“Company common stock”), was converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), excluding (1) shares held by any shareholders who were entitled to and who have properly exercised dissenters’ rights under California law, and (2) shares held by Parent, Merger Sub or any other wholly owned subsidiary of Parent, which included the shares contributed to Parent prior to the completion of the Merger by Eric Schiffer, the Company’s Chief Executive Officer, Jeff Gold, the Company’s President and Chief Operating Officer, Howard Gold, the Company’s Executive Vice President, Karen Schiffer and The Gold Revocable Trust dated October 26, 2005 (the “Rollover Investors”).  In addition, each outstanding stock option was cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price for each share subject to the applicable option. Each restricted stock unit (“RSU”) was cancelled and converted into the right to receive an amount in cash equal to the number of unforfeited shares of Company common stock then subject to the RSU multiplied by the Merger Consideration. Each performance stock unit (“PSU”) was cancelled and converted into the right to receive an amount in cash equal to the number of unforfeited shares of Company common stock then subject to the PSU multiplied by the Merger Consideration.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2011 and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

1.  Senior Secured Asset-Based Revolving Credit Facility, Security Agreement and Guaranty

On January 13, 2012, in connection with the Merger, the Company entered into an asset-based credit agreement with Royal Bank of Canada, as administrative agent, BMO Harris Bank N.A. and Deutsche Bank Securities Inc., as co-syndication agents, City National Bank and Siemens Financial Services, Inc., as co-documentation agents, and RBC Capital Markets, BMO Capital Markets and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners (the “ABL Facility”), that provides senior secured financing of $175.0 million (which may be increased by up to $50.0 million in certain circumstances), subject to a borrowing base limitation. The borrowing base for the ABL Facility at any time equals the sum of: 90% of the eligible credit card receivables; plus 90% of the net recovery percentage of eligible inventory multiplied by the cost of eligible inventory; plus the lesser of (i) 85% of the net recovery percentage of eligible in-transit inventory, multiplied by the cost of eligible in-transit inventory, and (ii) $10.0 million; minus all availability reserves. The ABL Facility includes borrowing capacity in the form of letters of credit up to $50.0 million, and up to $17.5 million for borrowings on same-day notice, referred to as swing loans.

Interest Rate and Fees. Borrowings under the ABL Facility bear interest at a rate per annum equal to, at the Company’s option, either of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the prime rate announced by Royal Bank of Canada, (2) the federal funds effective rate plus ½ of 1.0% and (3) the Eurocurrency rate applicable for an interest period of one month plus 1.0%; or (b) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, for the interest period relevant to such borrowing. The initial applicable margin for borrowings under the ABL Facility is 1.0% with respect to base rate borrowings and 2.0% with respect to Eurocurrency rate borrowings. Commencing with the completion of the second fiscal quarter ending after the closing of the ABL Facility, the applicable margin for borrowings thereunder is subject to adjustment each fiscal quarter, based on average historical excess availability during the preceding fiscal quarter. Swing loans shall bear interest at a rate per annum, at the Company’s option, equal to (a) the base rate plus the applicable margin or (b) a rate offered by the swing loan lender in its sole discretion.

In addition to paying interest on outstanding principal under the ABL Facility, the Company is required to pay a commitment fee in respect of the unutilized commitments thereunder. The initial commitment fee is 0.375% per annum. Commencing with the completion of the second fiscal quarter ending after the closing of the ABL Facility, the commitment fee is subject to adjustment each fiscal quarter, based on average historical excess availability during the preceding fiscal quarter. The Company must also pay customary letter of credit fees and agency fees.

Mandatory Prepayments. If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings, undrawn letters of credit and swing loans under the ABL Facility exceeds the lesser of (a) the commitment amount and (b) the borrowing base, the Company is required to repay outstanding loans and/or cash collateralize letters of credit, with no reduction of the commitment amount. From the time that the amount available under the ABL Facility is less than the greater of (a) 12.5% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $15.0 million, in either case, for five consecutive business days, until the time when the Company has excess availability equal to or greater than the greater of (a) 12.5% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $15.0 million, in either case, for 30 consecutive calendar days, or during the continuance of an event of default, (x) if the Company sells Current Asset Collateral (as defined below) outside the ordinary course of business, or (y) if the Company receives any cash insurance proceeds or condemnation awards in respect of Current Asset Collateral, in each case, it is required to prepay outstanding loans and/or cash collateralize letters of credit with the net cash proceeds from such sale or such insurance proceeds or condemnation awards, as applicable. If the Company incurs or issues any indebtedness that constitutes a permitted refinancing of the ABL Facility, it is required to use the proceeds of such refinancing to prepay outstanding loans.

Voluntary Prepayments. The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time. Prepayments of the loans may be made without premium or penalty other than customary “breakage” costs with respect to Eurocurrency rate loans.

Amortization and Final Maturity. There is no scheduled amortization under the Company’s ABL Facility. The principal amount outstanding under the ABL Facility is due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security. All obligations under the ABL Facility are unconditionally guaranteed by the Company’s immediate parent and certain of the Company’s existing wholly owned domestic restricted subsidiaries and are required to be guaranteed by certain of the Company’s future wholly owned domestic restricted subsidiaries. All obligations under the ABL Facility, and the guarantees of those obligations, are secured by substantially all of the Company’s assets and the assets of the Company’s immediate parent and the Company’s restricted subsidiaries that have guaranteed the ABL Facility (referred to herein as the subsidiary guarantors), including, in each case subject to customary exceptions and exclusions:

▪
a perfected first-priority security interest in personal property consisting of accounts receivable (other than accounts receivable that constitute identifiable collateral with respect to which the obligations under the ABL Facility are secured by only a second-priority security interest or proceeds of such collateral), cash and cash equivalents, deposit accounts, securities accounts, commodities accounts (other than any deposit accounts, securities accounts and commodities accounts containing or intending to contain solely identifiable collateral with respect to which the obligations under the ABL Facility are secured by only a second-priority security interest or proceeds of such collateral), inventory, and certain assets related to the foregoing and, in each case, proceeds thereof (such property, the “Current Asset Collateral”);

▪
a second-priority pledge of all of the Company’s capital stock directly held by the Company’s immediate parent and a second priority pledge, subject to certain exceptions, of all of the capital stock directly held by the Company and the subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of equity interests in one or more foreign subsidiaries or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary); and

▪
a second-priority security interest in substantially all other tangible and intangible assets of the Company, the Company’s immediate parent and the subsidiary guarantors, including substantially all intellectual property and certain owned real property.

Certain Covenants and Events of Default. The ABL Facility contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of each of the Company’s restricted subsidiaries and the Company’s immediate parent to:

▪	incur additional indebtedness;

▪	pay dividends on its capital stock or redeem, repurchase or retire its capital stock;

▪	prepay certain junior financings or modify in a manner materially adverse to the lenders the terms of the documentation governing such junior financings;

▪	make investments, loans and acquisitions;

▪	create restrictions on the payment of dividends or other amounts;

▪	engage in transactions with its affiliates;

▪	sell assets, including capital stock of its subsidiaries;

▪	materially alter the business it conducts;

▪	change its fiscal year;

▪	incur liens;

▪	merge, amalgamate, dissolve, liquidate, consolidate with or into or wind up or convert into another person, or dispose of all or substantially all of its assets;

▪	make capital expenditures; and

▪	in the case of the Company’s immediate parent, engage in certain activities.

From the time when the Company has excess availability less than the greater of (a) 12.5% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $15.0 million, until the time when the Company has excess availability equal to or greater than the greater of (a) 12.5% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $15.0 million for 30 consecutive days, the credit agreement governing the ABL Facility requires the Company to maintain a fixed charge coverage ratio tested on the last day of each fiscal quarter of at least 1.0 to 1.0. The breach of this covenant is subject to certain equity cure rights.

The credit agreement governing the ABL Facility additionally contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing summary of the ABL Facility is not complete and is qualified in its entirety by reference to the credit agreement, the security agreement and the guaranty entered into in connection with the closing of the ABL Facility, copies of which are filed as Exhibits 10.1, 10.3 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

2.  Senior Secured Term Loan Facility, Security Agreement and Guaranty

On January 13, 2012, in connection with the Merger, the Company entered into a term loan credit agreement with Royal Bank of Canada, as administrative agent, BMO Capital Markets and Deutsche Bank Securities Inc., as co-syndication agents, and RBC Capital Markets, BMO Capital Markets and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners (the “Term Loan Facility”), that provides senior secured financing of $525.0 million (which may be increased by up to $150.0 million in certain circumstances).

Interest Rate and Fees. Borrowings under the Term Loan Facility bear interest at a rate per annum equal to, at the Company’s option, either of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the prime rate announced by Royal Bank of Canada, (2) the federal funds effective rate plus ½ of 1.0% and (3) the Eurocurrency rate applicable for an interest period of one month, plus 1.0%; or (b) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, for the interest period relevant to such borrowing. The Eurocurrency rate will be subject to a floor of 1.5%. The applicable margin for borrowings under the Term Loan Facility is 4.5% with respect to base rate borrowings and 5.5% with respect to Eurocurrency rate borrowings.

In addition to paying interest on outstanding principal under the Term Loan Facility, the Company will pay customary agency fees.

Mandatory Prepayments. The credit agreement governing the Term Loan Facility requires the Company to prepay outstanding term loans, subject to certain exceptions, with:

▪
50% (subject to reduction to 25% and 0% based upon the Company’s total net leverage ratio) of the Company’s annual Excess Cash Flow (as defined in the credit agreement governing the Term Loan Facility), with a dollar-for-dollar reduction for all voluntary prepayments under the Term Loan Facility and under the ABL Facility to the extent accompanied by a permanent reduction of commitments;

▪	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

▪
100% of the net cash proceeds of any incurrence or issuance of debt, other than debt permitted under the Term Loan Facility, or of indebtedness that constitutes a permitted refinancing of the Term Loan Facility.

Voluntary Prepayments.  The Company may voluntarily prepay outstanding loans under the Term Loan Facility at any time without premium or penalty other than customary “breakage” costs with respect to Eurocurrency rate loans; provided, however, that if on or prior to the date that is two years after the closing date of the Term Loan Facility, the Company prepays any term loan in connection with a repricing transaction, the Company must pay a prepayment premium of 2.0% of the aggregate principal amount of the term loans so prepaid if such repricing transaction occurs in the first year after the closing date, and 1.0% of the aggregate principal amount of the term loans so prepaid if such repricing transaction occurs in the second year after the closing date.

Amortization and Final Maturity.  The Company is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans made on the closing date, with the balance due on the seventh anniversary of the closing date.

Guarantees and Security.  All obligations under the Term Loan Facility are unconditionally guaranteed by the Company’s immediate parent and certain of the Company’s existing wholly owned domestic restricted subsidiaries, and are required to be guaranteed by certain of the Company’s future wholly owned domestic restricted subsidiaries. All obligations under the Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s immediate parent and the Company’s restricted subsidiaries that have guaranteed the Term Loan Facility (referred to herein as the subsidiary guarantors), including, in each case subject to customary exceptions and exclusions:

▪
a perfected first-priority pledge of all of the Company’s capital stock directly held by the Company’s immediate parent and a first-priority pledge, subject to certain exceptions, of all of the capital stock directly held by the Company and the subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of equity interests in one or more foreign subsidiaries or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary);

▪
a perfected first-priority security interest in substantially all other tangible and intangible assets of the Company, the Company’s immediate parent and the subsidiary guarantors (other than the assets described in the following bullet point), including substantially all intellectual property and certain owned real property, and deposit accounts, securities accounts and commodities accounts containing or intending to contain solely identifiable collateral with respect to which the obligations under the Term Loan Facility are secured by a first-priority security interest or proceeds of such collateral; and

▪	a second-priority security interest in Current Asset Collateral.

Certain Covenants and Events of Default.  The Term Loan Facility contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of the Company’s immediate parent and each of the Company’s restricted subsidiaries to:

▪	incur additional indebtedness;

▪	pay dividends on its capital stock or redeem, repurchase or retire its capital stock;

▪	prepay certain junior financings or modify in a manner materially adverse to the lenders the terms of the documentation governing such junior financings;

▪	make investments, loans and acquisitions;

▪	create restrictions on the payment of dividends or other amounts;

▪	engage in transactions with its affiliates;

▪	sell assets, including capital stock of its subsidiaries;

▪	materially alter the business it conducts;

▪	change its fiscal year;

▪	incur liens;

▪	merge, amalgamate, dissolve, liquidate, consolidate with or into or wind up or convert into another person, or dispose of all or substantially all of its assets;

▪	make capital expenditures; and

▪	in the case of the Company’s immediate parent, engage in certain activities.

The credit agreement governing the Term Loan Facility does not require the Company to comply with any financial maintenance covenants but additionally contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing summary of the Term Loan Facility is not complete and is qualified in its entirety by reference to the credit agreement, the security agreement and the guaranty entered into in connection with the closing of the Term Loan Facility, copies of which are filed as Exhibits 10.2, 10.4 and 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

3.  Intercreditor Agreement

The Company has signed an acknowledgment agreeing to be bound by the terms of the intercreditor agreement (the “Intercreditor Agreement”) entered into on January 13, 2012 between Royal Bank of Canada, as agent for the secured parties under the ABL Facility, and Royal Bank of Canada, as agent for the secured parties under the Term Loan Facility.

The Intercreditor Agreement governs the relative rights and priorities of the respective secured parties to the collateral that secures the obligations in respect of the ABL Facility and the Term Loan Facility, respectively.  The Term Loan Facility is secured by a first priority lien on specified collateral (as summarized above) (the “Non-Current Asset Collateral”) and a second priority lien on the Current Asset Collateral.   The ABL Facility is secured by a first priority lien on the Current Asset Collateral and a second priority lien on the Non-Current Asset Collateral.

The Intercreditor Agreement contains customary terms, including provisions setting forth (1) the relative lien priorities of the ABL Facility secured parties and the Term Loan Facility secured parties in the collateral, (2) the rights of the respective secured parties to take enforcement actions against the collateral, (3) limitations on the ability to amend the loan documentation governing the ABL Facility and the Term Loan Facility, and (4) waivers of certain rights of the respective secured parties with respect to, among other things, (a) the provision of debtor-in-possession financing to the Company, (b) the ability to seek adequate protection under the bankruptcy code, and (c) the ability to contest certain asset sales in a bankruptcy proceeding.

The foregoing summary of the Intercreditor Agreement is not complete and is qualified in its entirety by reference to the Intercreditor Agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

4.  Indenture and Senior Notes Due 2019

On December 29, 2011, Merger Sub, as the issuer, and Wilmington Trust, National Association, as trustee (the “Trustee”), executed an indenture pursuant to which Merger Sub’s 11% Senior Notes due 2019 (the “Notes”) were issued (as amended or supplemented, the “Indenture”). On January 13, 2012, the Company, the subsidiary guarantors party thereto (the “Guarantors”) and the Trustee executed a supplemental indenture (the “Supplemental Indenture”), pursuant to which the Company assumed the obligations of Merger Sub under the Indenture and the Notes, and the Guarantors guaranteed the Notes on a senior unsecured basis. The Notes bear interest at a rate of 11% per annum, and interest is payable semi-annually in cash on June 15 and December 15 of each year, beginning on June 15, 2012. The Notes mature on December 15, 2019.

The Company may redeem the Notes at its option, in whole or in part, at any time on or after December 15, 2014 at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. At any time prior to December 15, 2014, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes redeemed plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. In addition, on or prior to December 15, 2014, the Company may, subject to certain limitations specified in the Indenture, at its option and on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 111.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date with the net cash proceeds of certain equity offerings.

The Company’s obligations under the Notes are required to be guaranteed on a senior unsecured basis by certain of the Company’s existing and future direct or indirect wholly owned restricted subsidiaries. The Notes and the related guarantees are the Company’s and the Guarantors’ senior unsecured obligations and rank senior in right of payment to all of the Company and the Guarantors’ existing and future subordinated indebtedness and equally in right of payment with all of the Company and the Guarantors’ existing and future indebtedness. The Notes and the related guarantees are effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and are effectively subordinated to all existing and future liabilities of any of the Company’s subsidiaries that do not guarantee the Notes.

If the Company experiences specific kinds of changes of control, it must offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of purchase.

The Indenture contains covenants that restrict the ability of the Company and its restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	create or incur certain liens;

•	pay dividends or make other restricted payments;

•	incur restrictions on the payment of dividends or other distributions from certain subsidiaries;

•	make certain investments;

•	transfer or sell assets;

•	engage in transactions with affiliates; and

•	merge or consolidate with other companies or transfer all or substantially all of the Company’s assets.

Under the Indenture, if the Notes are assigned investment grade ratings and no default or event of default has occurred and is continuing, certain of these covenants will be suspended.  The Indenture also contains certain affirmative covenants and events of defaults.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the Indenture and Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

5.  Registration Rights Agreement

On December 29, 2011, in connection with the issuance of the Notes, Merger Sub and RBC Capital Markets, LLC, as representative of the initial purchasers of the Notes, entered into a Registration Rights Agreement (the “Base Registration Rights Agreement”). On January 13, 2012, the Company and the Guarantors entered into a joinder to the Base Registration Rights Agreement (together with the Base Registration Rights Agreement, the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors assumed the rights and obligations of Merger Sub under the Base Registration Rights Agreement. The terms of the Registration Rights Agreement require the Company and the Guarantors to file with the SEC a registration statement with respect to an offer (the “Exchange Offer”) to exchange the Notes and the related guarantees (collectively, the “Initial Securities”) for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the Notes and the related guarantees (except for provisions relating to the transfer restrictions and payment of additional interest) (the “Exchange Securities”) and use their commercially reasonable efforts to keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law).  The Company and the Guarantors must also use their commercially reasonable efforts to consummate the Exchange Offer on the earliest practicable date, but in no event later than 300 days after December 29, 2011 (the “Exchange Deadline”).  The Company and the Guarantors have also agreed to file a shelf registration statement for the resale of the Initial Securities if the exchange offer is not available or cannot be consummated prior to the Exchange Deadline or under certain other circumstances. If the Company and the Guarantors fail to consummate the Exchange Offer and fail to file a shelf registration statement covering resales of the Initial Securities as required by the Registration Rights Agreement or under certain other circumstances, then the interest rate on the Notes will be increased by 0.25% per annum for the first 90-day period immediately following the occurrence of the Exchange Date and an additional 0.25% per annum with respect to each subsequent 90-day period, up to an aggregate maximum increase of 1.00% per annum.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger among Number Holdings, Inc., Number Merger Sub, Inc. and 99 Cents Only Stores, dated October 11, 2011.  (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on October 11, 2011.)

4.1	Indenture, dated as of December 29, 2011, between Number Merger Sub, Inc. and Wilmington Trust, National Association, as trustee.

4.2	Supplemental Indenture, dated as of January 13, 2012, among 99¢ Only Stores, 99 Cents Only Stores Texas, Inc., 99 Cents Only Stores and Wilmington Trust, National Association, as trustee.

4.3	Registration Rights Agreement, dated as of December 29, 2011, between Number Merger Sub, Inc. and RBC Capital Markets, LLC, as representative of the Initial Purchasers (as defined therein).

10.1
$175,000,000 Credit Agreement, dated as of January 13, 2012, among Number Merger Sub, Inc., as the initial borrower (which on the effective date shall be merged with and into 99¢ Only Stores with 99¢ Only Stores surviving such merger as the successor borrower),  Number Holdings, Inc., the lenders party thereto, Royal Bank of Canada, as administrative agent and Issuer (as defined therein), BMO Harris Bank N.A. and Deutsche Bank Securities Inc., as co-syndication agents, and the other agents named therein.

10.2
$525,000,000 Credit Agreement, dated as of January 13, 2012, among Number Merger Sub, Inc., as the initial borrower (which on the effective date shall be merged with and into 99¢ Only Stores with 99¢ Only Stores surviving such merger as the successor borrower),  Number Holdings, Inc., the lenders party thereto, Royal Bank of Canada, as administrative agent, BMO Capital Markets and Deutsche Bank Securities Inc., as co-syndication agents, and the other agents named therein.

10.3
Security Agreement, dated as of January 13, 2012, among Number Holdings, Inc., Number Merger Sub, Inc. (which on the effective date shall be merged with and into 99¢ Only Stores with 99¢ Only Stores surviving such merger as the successor borrower), the Subsidiary Guarantors (as defined therein), and Royal Bank of Canada, as collateral agent for the Secured Parties (as defined therein).

10.4
Security Agreement, dated as of January 13, 2012, among Number Holdings, Inc., Number Merger Sub, Inc. (which on the effective date shall be merged with and into 99¢ Only Stores with 99¢ Only Stores surviving such merger as the successor borrower), the Subsidiary Guarantors (as defined therein), and Royal Bank of Canada, as collateral agent for the Secured Parties (as defined therein).

10.5	Guaranty, dated as of January 13, 2012, among Number Holdings, Inc, the other Guarantors (as defined therein) and the Royal Bank of Canada, as administrative agent and collateral agent.

10.6	Guaranty, dated as of January 13, 2012, among Number Holdings, Inc, the other Guarantors (as defined therein) and the Royal Bank of Canada, as administrative agent and collateral agent.

10.7
Intercreditor Agreement, dated as of January 13, 2012, between the Royal Bank of Canada, as administrative agent under the ABL Facility (as defined herein), and the Royal Bank of Canada, as administrative agent under the Term Loan Facility (as defined herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99¢ ONLY STORES

Date: January 13, 2012	By: /s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer